UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 27, 2018

GlobalSCAPE, Inc
(Exact name of registrant as specified in its charter)

Delaware	001-33601	74-2785449
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4500 Lockhill Selma Road, Suite 150, San Antonio, Texas		78249
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (210) 308-8267

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 27, 2018, GlobalSCAPE, Inc. (the “Company”) appointed Mark Hood as Vice President of Operations of the Company. In connection with Mr. Hood’s appointment, Dave Mello, the Company’s current Vice President of Operations, was appointed Vice President of Technical Services.

Mr. Hood, 53, served as Executive Vice President of Crossroads Systems, Inc. until August 2018. From February 2015 to July 2017, he served as Executive Vice President of Corporate Development and previously served as Executive Vice President of Corporate Communications from January 2013 to January 2015. From 2009 to 2013, Mr. Hood was founder and CEO of MCH Advisors, and helped early stage technology clients design and launch sales and marketing programs in high-growth markets. From 1995 to 2009, Mr. Hood was CEO of Network Consulting Services, a master sales agency he launched to integrate services from multiple telecommunications companies. He also held Series 7, 65, and 66 securities licenses and served as General Partner of two equity investment funds. Mr. Hood serves as a director for ATRM Holdings, Inc., a manufacturer of modular buildings and provider of building supplies. Mr. Hood earned a BBA in Marketing from Sam Houston State University and an MS in Technology Commercialization from The University of Texas at Austin, McCombs School of Business.

There are no arrangements or understandings between Mr. Hood and any other persons pursuant to which he was appointed as Vice President of Operations. There are also no family relationships between Mr. Hood and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On August 27, 2018, the Company entered into an Employment Agreement (the “Employment Agreement”) with Mr. Hood. The Employment Agreement provides that prior to a Change in Control (as defined in the Employment Agreement), Mr. Hood’s employment is at will. Mr. Hood is entitled to receive base salary and other compensation to be determined from time to time by the Board of Directors of the Company in its sole discretion.

In the event there is a Change in Control, a one year employment term commences as of the date of the Change in Control. The Employment Agreement automatically renews on each subsequent annual anniversary date for an additional one year period unless the Employment Agreement is cancelled by the Company at least 90 days prior to the end of any such one year term. The Employment Agreement does not provide for any payment in the event of termination, except that if Mr. Hood’s employment is terminated after a Change in Control without cause or by Mr. Hood for Good Reason (as defined in the Employment Agreement), the Company will pay Mr. Hood an amount equal to his annual base salary which the Company may, at its option, pay as a lump sum.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description.

10.1	Employment Agreement, effective as of August 27, 2018, by and between the Company and Mark Hood.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBALSCAPE, INC.

Dated: August 29, 2018	By:	/s/ Matthew Goulet
		Name:	Matthew Goulet
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description.

10.1	Employment Agreement, effective as of August 27, 2018, by and between the Company and Mark Hood.